Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:        Daniel Zeff

Date of Event Requiring Statement: September 26, 2005

Issuer Name and Ticker Symbol:     Electro-Sensors, Inc. (ELSE)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Electro-Sensors, Inc.

ZEFF HOLDING COMPANY, LLC            ZEFF CAPITAL PARTNERS I, L.P

                                     By: Zeff Holding Company, LLC, as general
                                         partner


By: /s/ Daniel Zeff                      By: /s/ Daniel Zeff
    ----------------------------             -------------------------------
Name: Daniel Zeff                            Name: Daniel Zeff
Title: Manager                               Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    ----------------------------
Name: Dion R. Friedland
Title: Director